SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Soliciting Material Pursuant to
      ss 240.14a-11(c) or ss 240.14a-12
[  ]  Confidential, for Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definite Additional Materials

                               OMNICOM GROUP INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[  ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
       Item 22(a)(2) of Schedule 14A.
[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transactions applies:

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         2)  Aggregate number of securities to which transactions applies:

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         3)  Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[X ]     Fee paid previously with preliminary materials.

[  ]     Check  box if any  part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:

         2)  Form Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                November 28, 1995

     A Special Meeting of the Shareholders of Omnicom Group Inc. (the "Corporation") will be held at the offices of BBDO Worldwide Inc. (seventh floor meeting room), 1285 Avenue of the Americas (between 51st and 52nd streets), New York, New York, on Tuesday, November 28, 1995 at 10:00 a.m. for the following purposes:

     1. To consider and vote upon a proposal to approve an amendment to the Corporation's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, par value $.50 per share, from 75,000,000 to 150,000,000 to allow the Corporation to issue additional shares from time to time for stock splits, stock dividends and other corporate purposes.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on October 13, 1995 will be entitled to notice of and to vote at the meeting.

     Whether you expect to attend the meeting or not, please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. The proxy is revocable, so if you attend the meeting you may, if you wish, vote your shares in person.


                                    By order of the Board of Directors,




                                    Barry J. Wagner
                                      Secretary


New York, New York
October 24, 1995

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Omnicom Group Inc. (the "Corporation") from holders of the Corporation's common stock, par value $.50 per share ("Common Stock"), for use at a Special Meeting of Shareholders to be held on November 28, 1995, and at any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed to shareholders on or about October 24, 1995.

     All shares of Common Stock represented by properly signed and dated proxies received by the Corporation prior to the meeting will, unless such proxies have been revoked, be voted in accordance with the instructions on such proxies. If no instruction is indicated, the shares will be voted FOR the proposal to approve an amendment to the Corporation's Restated Certificate of Incorporation and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the meeting. Any shareholder who has given a proxy may revoke such proxy at any time before it is voted at the Special Meeting by delivering to the Secretary written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required in order to approve the amendment to the Company's Restated Certificate of Incorporation. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting as to any matter.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     On October 13, 1995, the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting, the Corporation had outstanding 37,646,159 shares of Common Stock, each of which is entitled to one vote. At the record date, 1,292,139 shares of Common Stock were owned beneficially (of which 276,665 shares were owned of record) by the directors and executive officers of the Corporation, which constitutes approximately 3.43% of the issued and outstanding shares of the Corporation's Common Stock.

     The following table sets forth information with respect to the beneficial ownership of the Corporation's Common Stock as at December 31, 1994 by persons known to the Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock based on material filed by such persons with the Securities and Exchange Commission.

                                               Beneficial Ownership   Percent of
        Name and Address                          of Common Stock        Class
       -----------------                        ------------------     ---------
   FMR Corp.                                        3,952,868(1)          10.5%
   82 Devonshire Street
   Boston, Massachusetts  02109

   The Prudential Insurance Company of America      2,916,279(2)          7.75%
   Prudential Plaza
   Newark, New Jersey  07102-3777

------------
(1) In its filing with the Securities and Exchange Commission, this beneficial owner reported having sole voting power as to 233,786 shares and sole dispositive power as to 3,952,868 shares.
(2) In its filing with the Securities and Exchange Commission, this beneficial owner reported having sole voting power as to 381,600 shares, shared voting power as to 2,534,679 shares, sole dispositive power as to 381,600 shares and shared dispositive power as to 2,534,679 shares.

             APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF
          INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE
                                   CORPORATION

     On September 18, 1995, the Board of Directors adopted resolutions declaring a two-for-one stock split in the form of a one hundred percent stock dividend (the "Stock Split") on the Corporation's outstanding Common Stock payable to shareholders of record on December 15, 1995 contingent upon shareholder approval of an amendment (the "Amendment") to the Corporation's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.50 per share, by 75,000,000 shares from 75,000,000 to 150,000,000 shares.

     Before the Amendment can become effective, shareholders must approve the Amendment by the affirmative vote of the holders of a majority of the outstanding Common Stock, with each share being entitled to one vote.

     Without the Amendment, the Corporation does not have a sufficient number of authorized shares of Common Stock to permit the Stock Split after giving effect to the shares reserved for issuance under various employee stock-based plans, as contingent payments related to prior acquisitions, and shares reserved for issuance upon the conversion of the Company's 4 1/2/6 1/4% Step-Up Convertible Subordinated Debentures due in 2000 (the "Debentures"). The increase in the authorized Common Stock would permit the Stock Split and would allow the remaining unissued shares to be used at some future date, without further shareholder action, for additional stock dividends or other proper corporate purposes. The Corporation presently has no plans to issue any shares other than as required for the Stock Split and as may be required in connection with the employee stock-based plans, the contingent acquisition payments and the Debentures. However, it is the Corporation's policy to explore on a continuing basis favorable acquisitions and financing possibilities which could at any time lead to the issuance of the Corporation's Common Stock.

     If the Amendment is approved, as of December 15, 1995, the effective date of the Stock Split, appropriate adjustments will be made in the number and price of shares reserved for issuance under various employee stock-based plans. In addition, appropriate adjustments will be made in the number of shares reserved for issuance in connection with the contingent acquisition payments and upon the conversion of the Debentures.

     In connection with the Stock Split, a transfer of $.50 for each additional share of Common Stock issued, or approximately $18,824,000, will be made from the Corporation's additional paid-in capital account to its Common Stock account as of December 15, 1995, the date on which shareholders of record will be entitled to the additional shares, so that the additional shares to be issued will be fully paid. The amounts so transferred will no longer be legally available for distribution to shareholders as dividends; however, it is estimated that the amount of surplus which will be legally available for dividends after this transfer will exceed $700,000,000.

     On or about December 27, 1995, there will be mailed to each shareholder of record as of the close of business on December 15, 1995 a certificate or certificates for the additional shares.

     Certificates representing shares issued prior to the time the Stock Split becomes effective will continue to represent the same number of shares of the Corporation's stock as they did prior to such time, and will after that time represent, in addition, the right to receive certificates for an equal amount of shares. Shareholders should not destroy their certificates and should not mail them to the Corporation or its transfer agent. Existing certificates and the certificate or certificates for additional shares to be mailed to shareholders will represent the total shares owned after the Stock Split becomes effective.

     The Board of Directors believes that the Stock Split will help to broaden interest in the Corporation's stock by reducing its market price and increasing the shares available for trading on the New York Stock Exchange. The Company further believes that the Stock Split will be in the best interests of the Corporation and its shareholders.

     If shareholders dispose of their shares subsequent to the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Corporation because that interest is represented by a greater number of shares. Since the rate of brokerage commissions may vary, the Corporation is unable to specify the amount of this increase. Shareholders desiring this information may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

     The Stock Split will not result in any taxable income or in any gain or loss to shareholders for U.S. federal income tax purposes. The tax basis of each share outstanding before the Stock Split will be allocated one half to such original share and one half to the new share distributed with respect to such original share. For tax purposes, each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose taxes on the issuance of the additional shares in connection with the Stock Split, and therefore it is recommended that each holder of Common Stock consult his or her own tax advisor regarding the tax consequences of the Stock Split in light of his or her own tax situation.

The Board of Directors recommends a vote FOR approval of the adoption of the Amendment.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information, as of October 13, 1995, as to the beneficial ownership of the Common Stock of the Corporation for each director of the Corporation, the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for services in all capacities to the Corporation and its subsidiaries for the fiscal year ended December 31, 1994 (all of whom are directors of the Corporation), and all directors and executive officers of the Corporation as a group.

                                              Beneficial Ownership     Percent
 Name of Beneficial Owner                      of Common Stock (1)     of Class
 ------------------------                     -------------------      ---------
  Bernard Brochand .....................             34,000              0.0903%
  Robert J. Callander ..................              2,000              0.0053%
  James A. Cannon ......................            116,100              0.3084%
  Leonard S. Coleman, Jr. ..............                300              0.0008%
  Bruce Crawford(2) ....................            221,494              0.5884%
  Peter I. Jones .......................             29,000              0.0770%
  Fred J. Meyer(3) .....................            121,000              0.3214%
  John R. Purcell ......................              5,000              0.0133%
  Keith L. Reinhard(3) .................            260,768              0.6927%
  Allen Rosenshine(3) ..................            262,935              0.6984%
  Gary L. Roubos .......................              1,000              0.0027%
  Quentin I. Smith, Jr. ................              1,000              0.0027%
  Robin B. Smith .......................                100              0.0003%
  William G. Tragos ....................            151,667              0.4029%
  John D. Wren(3) ......................             50,576              0.1343%
  Egon P.S. Zehnder ....................              2,000              0.0053%
  All directors and executive
    officers as a group (19 persons) ...          1,292,139              3.4323%
----------
(1) Includes (i) shares held under restricted stock awards granted by the Corporation, namely, Mr. Brochand - 17,200 shares, Mr. Cannon - 25,400 shares, Mr. Crawford - 25,800 shares, Mr. Meyer - 18,200 shares, Mr. Reinhard - 25,400 shares, Mr. Rosenshine - 32,600 shares, and Mr. Wren - 25,965 shares, (ii) shares which certain of the named individuals have the right to purchase under stock options granted by the Corporation, namely, Mr. Cannon - 84,000 shares, Mr. Crawford - 118,000 shares, Mr. Jones - 29,000 shares, Mr. Meyer - 71,500 shares, Mr. Reinhard - 161,500 shares, Mr. Rosenshine - 161,000 shares, and Mr. Wren - 23,200 shares, and (iii) 12,694 shares credited to Mr. Crawford's account under the Corporation's Group Profit Sharing Retirement Plan.

(2)   Chief Executive Officer of the Corporation.

(3) One of the other four most highly compensated executive officers of the Corporation for the fiscal year ended December 31, 1994.

                              SHAREHOLDER PROPOSALS

     Shareholders wishing to present resolutions at the 1996 Annual Meeting of Shareholders must submit copies of such proposed resolutions to the Corporation at its principal executive offices, 437 Madison Avenue, New York, New York 10022. Attention: Corporate Secretary, no later than December 9, 1995.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matters to be submitted for consideration at the Special Meeting other than the matter set forth in the accompanying notice. If any other matters properly come before the meeting for action, the enclosed proxy will be voted on such matters in accordance with the best judgment of the persons named in the proxy.

                              COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers, and other regular employees of the Corporation and its subsidiaries may solicit proxies personally by telephone or by telefax. The Corporation will reimburse persons holding shares in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. In addition, the Corporation has retained D.F. King & Co. Inc. to assist in the solicitation of proxies, and will pay a fee of up to $8,000 plus reimbursement of out-of-pocket expenses for such services.

     Shareholders are urged to send in their proxies without delay.


                                                   Barry J. Wagner
                                                     Secretary

New York, New York
October 24, 1995

                                                                      APPENDIX A

                                     PROXY
                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

This proxy is solicited on behalf of the Board of Directors and will be voted FOR the approval of the amendment to the Corporation's Restated Certificate of Incorporation if no instructions to the contrary are indicated.

The undersigned hereby appoints FRED J. MEYER and BARRY J. WAGNER, jointly and severally, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders on November 28, 1995 or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated October 24, 1995.

(Continued and to be signed on the reverse side)


1. To approve an amendment to the Corporation's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, par value $.50 per share from 75,000,000 to 150,000,000 shares.

FOR        AGAINST          ABSTAIN
[  ]         [  ]            [  ]


Dated: _______, 1995


____________________________
Signature


____________________________
Signature if held jointly

Please   sign   exactly   as  your  name
appears. If stock is held in the name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate. Please mark, sign, date and mail this card promptly in the postage prepaid return envelope provided.